SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, DC 20549


                             Form 8-K

                          CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  June 6, 1995

                       Fluke Corporation
        (Exact Name of Registrant as Specified in Charter)

Washington	                  1-5590                         91-0606624
(State of Other           (Commission                    (IRS Employer
 Jurisdiction of           file)                          Identification
Incorporation)                                            Number)


6920 Seaway Boulevard, Everett, Washington                98203
(Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code       (206) 347-6100


Item 5.  Other Events.

On June 6, 1995 Fluke Corporation issued the attached news release, attached as Exhibit 99.1 and incorporated herein, regarding the fourth quarter and fiscal 1995 operating results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      Fluke Corporation
                                                     (Registrant)


Date   6/8/95                                   By   /s/ George M. Winn
                                                     George M. Winn
                                                     President/COO

                                                     Exhibit 99.1







FOR IMMEDIATE RELEASE                         For further information:
June 6, 1995                                       Gary V. Ball
                                           Manager, Investor Relations
                                                and Public Affairs
                                                  (206)356-5262


BUSINESS AND FINANCIAL EDITORS

                    FLUKE REPORTS OPERATING RESULTS FOR
                    FOURTH QUARTER AND FISCAL YEAR 1995

                  Earnings up 69% for year on record revenue

EVERETT, Washington - Fluke Corporation (NYSE:FLK), a leader in compact, professional electronic test tools, announced operating results for its 1995 fourth quarter and fiscal year ended April 28, 1995. Revenues for the fourth quarter improved 10 percent to a record $105.4 million from $96.0 million for the same period a year ago. Net income for the fourth quarter 1995 was $5.1 million, up 65 percent from $3.1 million for the fourth quarter ended April 29, 1994. Earnings per share improved 66 percent to 63 cents per share for the fourth quarter compared with 38 cents per share for the comparable quarter last year.

Revenues for the 1995 fiscal year were a record $382.1 million, up 7 percent from $357.9 million last fiscal year. Net income for the 1995 fiscal year was $14.9 million, up 69 percent from $8.8 million earned in fiscal year 1994. Earnings per share for the 1995 fiscal year were $1.86 as compared to $1.10 per share last fiscal year.

Bill Parzybok, chairman and chief executive officer said, Fiscal year
1995 was a year of significant accomplishments.   Our new product
development efforts continue to produce new electronic test tools that are being well received in the market. Fiscal year 1995 represented the second full year of managing our European operations acquired from Philips Electronics in May 1993 and these acquired operations contributed nicely to our overall strategic and financial progress.

                                  -more-

                FLUKE REPORTS OPERATING RESULTS FOR FOURTH
                       QUARTER AND FISCAL YEAR 1995
Page two

Total orders for the fourth quarter of fiscal year 1995 increased 12 percent to a record $111.8 million from the $99.7 million booked during the same period of 1994. Orders in the United States for the fourth quarter declined 3 percent to $47.0 million verses a strong $48.5 million reported a year ago. European orders for the fourth quarter 1995 were $44.3 million, a 27 percent increase from $35.0 million for the comparable quarter last year. Fourth quarter orders from the Intercontinental countries (excluding Europe and the U.S.) increased 27 percent to $20.5 million from the $16.2 million reported a year ago.

Total orders for fiscal year 1995 were a record $389.8 million, up 8 percent from the $362.5 million for 1994. Orders for the full year in the United States were $167.7 million, essentially flat with last years $168.2 million. European orders for fiscal year 1995 were $152.9 million, a 14 percent increase from $133.7 million reported for 1994. Orders for fiscal year 1995 from the Intercontinental region were $69.3 million, a 14 percent increase from $60.6 million last year.

The decline in fourth quarter orders in the United States is largely attributable to an unusually strong quarter a year ago. As stated earlier in the year, an announced price increase in the fourth quarter of last year contributed to higher orders for that period. There was no price increase in the fourth quarter of fiscal year 1995. The weak dollar favorably impacted international bookings by approximately 8 percent for the last quarter and 5 percent for the entire year.

Our international business was very strong this year as economies generally strengthened throughout the world. Overall order growth continues to increase as more new products are introduced which support the corporate mission and older declining product lines comprise an ever smaller portion of our business. We remain strongly committed to improving our overall level of profitability and maintaining a strong flow of new products. We continue to strengthen our leadership position in professional electronic test tools, said Parzybok.

                             -more-

FLUKE REPORTS OPERATING RESULTS FOR FOURTH
QUARTER AND FISCAL YEAR 1995
Page three

In thousands, except shares and per share amounts

Column A                Column B         Column C        Column D
                        Quarter Ended    Quarter Ended   % Change
                        4/28/95          4/29/94
Revenues                  $105,407          $96,048        +9.7%
Pretax Income               $8,246           $4,962       +66.2%
Net Income                  $5,113           $3,101       +64.9%
Earnings Per Share           $0.63            $0.38       +65.8%
Average Shares & Common
  Share Equivalents      8,092,323        8,076,682
Net Income as %
  of Revenues                4.85%            3.23%
Orders                    $111,831          $99,733       +12.1%

Column A                Column B         Column C        Column D
                        Four Quarters    Four Quarters   % Change
                        Ended            Ended
                        4/28/95          4/29/94
Revenues                  $382,066         $357,904        +6.8%
Pretax Income              $24,034          $14,080       +70.7%
Net Income                 $14,901           $8,800       +69.3%
Earnings Per Share           $1.86            $1.10       +69.1%
Average Shares & Common
  Share Equivalents      7,992,804        8,031,696
Net Income as %
  of Revenues                3.90%            2.46%
Orders                    $389,849         $362,528        +7.5%




* The sum of the earnings per share on a quarterly basis will not necessarily equal the earnings per share reported for the year since the average shares and share equivalents outstanding used in the earnings per share computation change throughout the year.

Flukes mission is to be the leader in compact, professional electronic test tools. Flukes products are used by technicians and engineers in installation, maintenance, service, manufacturing test and quality functions in a variety of industries throughout the world. Fluke, founded in 1948, has over 2,500 employees worldwide and distributes its products in over 80 countries. The companys worldwide headquarters are in Everett, Washington, USA with European sales and service headquarters located in Eindhoven, The Netherlands.



